Exhibit 99.1

LEXINGTON REALTY TRUST ANNOUNCES PRICING OF PUBLIC OFFERING OF $400 MILLION OF SENIOR NOTES

NEW YORK, August 14, 2020 (GLOBE NEWSWIRE) -- Lexington Realty Trust (NYSE:LXP) (“Lexington”), a real estate investment trust (REIT) focused on single-tenant industrial real estate investments, today announced that it has priced an underwritten public offering of $400 million aggregate principal amount of 2.700% senior unsecured notes due September 15, 2030 at a price equal to 99.233% of the principal amount, to yield 2.788%.

The offering is subject to the satisfaction of customary closing conditions and is expected to close on August 28, 2020.

Lexington intends to use the net proceeds from the offering to fund the previously announced tender offers for up to the maximum combined aggregate principal amount of $300 million of its outstanding 4.25% senior notes due 2023 and 4.40% senior notes due 2024, with any remaining net proceeds to be used for general corporate purposes, including, without limitation, paying down amounts outstanding under its revolving credit facility and acquisitions it may identify in the future.

Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, BofA Securities, Inc., Jefferies LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, TD Securities (USA) LLC and U.S. Bancorp Investments, Inc. are acting as joint book-running managers of the offering and Mizuho Securities USA LLC, Stifel, Nicolaus & Company, Incorporated, Truist Securities, Inc., FHN Financial Securities Corp. and Samuel A. Ramirez & Company, Inc. are acting as co-managers of the offering.

This offering is being conducted pursuant to Lexington’s currently effective shelf registration statement, which was previously filed with the Securities and Exchange Commission. A preliminary prospectus supplement related to the public offering and a final prospectus supplement will be filed with the Securities and Exchange Commission. Copies of the preliminary prospectus supplement and final prospectus supplement, when available, may be obtained from (1) Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service or by calling toll free at 1-800-645-3751 or by emailing: wfscustomerservice@wellsfargo.com, (2) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk or by calling at 1-212-834-4533 or (3) the Internet site of the Securities and Exchange Commission at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The tender offers are made only by and pursuant to the terms of the offer to purchase and the related letter of transmittal. None of Lexington, the dealer manager or the tender and information agent makes any recommendations as to whether holders should tender their notes pursuant to the tender offers.

About Lexington Realty Trust

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant industrial real estate investments across the United States. Lexington seeks to expand its industrial portfolio through build-to-suit transactions, sale-leaseback transactions, development projects and other transactions, including acquisitions.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties and other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those factors and risks detailed in Lexington's periodic filings with the Securities and Exchange Commission. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events.

Contact:
Investor or Media Inquiries for Lexington Realty Trust:
Beth Boulerice, Chief Financial Officer
Lexington Realty Trust
Phone: (212) 692-7200

E-mail: bboulerice@lxp.com

Source: Lexington Realty Trust